EXHIBIT 2(h)(i)
RIVUS BOND FUND
[______] Shares of Beneficial Interest
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares of Beneficial Interest
FORM OF

DEALER MANAGER AGREEMENT
                               , 2009
Boenning & Scattergood, Inc.
4 Tower Bridge
200 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428-2979
Ladies and Gentlemen:
          Each of Rivus Bond Fund, a Delaware statutory trust (the ”Fund”), and MBIA Capital Management Corp., a Delaware corporation (“the Investment Adviser”), hereby confirms its agreement with and appointment of Boenning & Scattergood, Inc. to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Fund to the holders of record at the close of business on [___] 2009, or such other date as is established as the record date for such purpose (each a “Holder” and collectively the “Holders”), of [transferable] rights entitling such Holders to subscribe for up to [___] shares (each a “Share” and collectively the “Shares”) of beneficial interest, par value 0.01 per share (the “Beneficial Interest”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Holder one [transferable] right (each a “Right” and collectively the “Rights”) for each share of Beneficial Interest held by such Holder on the record date set forth in the Prospectus (the “Record Date”) (as defined herein). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (the ”Subscription Period”), at the price (the “Subscription Price”) set forth in such Prospectus, one Share for each [three] Rights exercised on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Holder who fully exercises all Rights initially issued to such Holder will be entitled to subscribe for, subject to allotment, any unsubscribed Shares (the “Over-Subscription Privilege”) on terms and conditions set forth in the Prospectus. The Rights are [transferable] and are expected to be listed on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “[BDF.RT].”
          The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N- 2 (File Nos. ___and 811-02201) and a related preliminary prospectus and preliminary statement of additional information for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission under the Securities Act and the Investment Company Act (the “Rules and Regulations”), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus and final statement of additional information necessary to permit such registration statement to become effective will promptly be filed by the Fund with the Commission. If the registration statement has become effective and any prospectus or statement of additional information constituting a part thereof omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus and final statement of additional information containing such omitted information will promptly be filed by the Fund with the Commission in accordance with Rule 497(h) of the Rules and Regulations. The term “Registration Statement” means the registration statement, as amended from time to time, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A. The term “Prospectus” means the final prospectus and final statement of additional information in the forms filed with the Commission pursuant to Rule 497(c), (e), (h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act. The Prospectus and letters to beneficial owners of the shares of Beneficial Interest of the Fund, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize in writing for use in connection with the Offer are collectively referred to hereinafter as the “Offering Materials”.
     1. Representations and Warranties.
     (a) The Fund represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:
     (i) The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement did or will contain all statements required to be stated therein in accordance with and did or will comply in all material respects with, the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Prospectus and the other Offering Materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or other Offering Materials made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or other Offering Materials.

     (ii) The Fund has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, has full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business in each jurisdiction, whether foreign or domestic, in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Fund (a “Material Adverse Effect”). The Fund has no subsidiaries.
     (iii) The Fund is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company; no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; all required action has been taken under the Securities Act and the Investment Company Act and the Rules and Regulations to make the Offer and to consummate the issuance of the Rights and the issuance and sale of the Shares by the Fund upon exercise of the Rights, and the provisions of the Fund’s agreement and declaration of trust and by-laws comply as to form in all material respects with the requirements of the Investment Company Act and the Rules and Regulations.
     (iv) To the knowledge of the Fund, after due inquiry, based on written representations made by [     ], [     ] the independent public accountants that certified the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Investment Company Act, and the Rules and Regulations and is an independent registered public accounting firm as defined by the rules of the Public Company Accounting Oversight Board.
     (v) The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly in all material respects the assets and liabilities, results of operations and changes in net assets of the Fund as of the dates or for the periods indicated in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and the information relating to the Fund included in the Prospectus under the headings “Fee Table” and “Financial Highlights” was prepared on a basis consistent with such financial statements and the books and records of the Fund.
     (vi) The Fund has an authorized capitalization as set forth in the Prospectus; the outstanding shares of Beneficial Interest have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Capitalization”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other

Offering Materials; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.
     (vii) Except as set forth in the Registration Statement and Prospectus, subsequent to the respective date(s) as of which information is given in the Registration Statement and the Prospectus, (A) the Fund has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Fund, (B) there has not been any material change in the Beneficial Interests or material increase in the short-term or long-term debt of the Fund, or any change that would result in a Material Adverse Effect, or any development involving or which may reasonably be expected to involve a prospective change that would result in a Material Adverse Effect, and (C) there have been no dividends or distributions paid or declared in respect of the Fund’s outstanding Shares of beneficial interest other than the quarterly distribution declared by the Board of Trustees on [___], 2009 and payable on [___], 2009.
     (viii) There is no pending or, to the knowledge of the Fund, threatened or contemplated action, suit or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which is likely to have a Material Adverse Effect.
     (ix) There are no contracts or other documents of the Fund required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.
     (x) Each of this agreement (the “Agreement”), the Subscription Agent Agreement (the “Subscription Agent Agreement”) dated as of [___] between the Fund and [___] (the Subscription Agent”), the Information Agent Agreement (the “Information Agent Agreement”) dated as of [___] between the Fund and [___] (the “Information Agent”), the Investment Advisory Agreement (the “Advisory Agreement”) dated as of June 30, 2006 between the Fund and MBIA Capital Management Corp. (the “Investment Adviser”), the Administration and Accounting Services Agreement (the “Administration Agreement”) dated as of August 17, 2005 between the Fund and PNC Global Investment Servicing Inc. (formerly, PFPC Inc.) (“PNC”).; the Transfer Agency Services Agreement (the “Transfer Agency Agreement”) dated as of December 16, 2005 between the Fund and PNC; the Custodial Services Agreement (the “Custodian Agreement”) dated as of December 16, 2005 between the Fund and PFPC Trust Company (the Subscription Agent Agreement, Information Agent Agreement, the Advisory Agreement, the Administration Agreement, the Transfer Agency Agreement, and the Custodian Agreement are collectively referred to herein as the “Fund Agreements”) has been duly authorized, executed and delivered by the Fund; each of this Agreement and the Fund Agreements complies in all material respects with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules and regulations promulgated under such acts; and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement and the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.
     (xi) Neither the issuance of the Rights, nor the issuance and sale of the Shares pursuant to the exercise of the Rights, nor the execution, delivery, performance and consummation by the Fund of any other of the transactions contemplated in this Agreement and the Fund Agreements nor the consummation of the transactions contemplated in the Registration Statement will (A) result in a material breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the agreement and declaration of trust or by-laws of the Fund, or the terms and provisions of any agreement, indenture, mortgage, lease or other instrument to which the Fund is a party or by which it may be bound, or (B) result in any violation of any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Fund or any of its properties.
     (xii) No consent, approval, authorization, notification or order of, or any registration or filing with, any court, regulatory body, administrative or other governmental agency or body, whether foreign or domestic, is required for the consummation by the Fund of the transactions contemplated by this Agreement, the Fund Agreements or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act, Investment Company Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and state securities laws.
     (xiii) The Fund owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations, whether foreign or domestic, to enable the Fund to continue to carry on its business and to invest in securities as contemplated in the Prospectus; the Fund has fulfilled and performed all its material obligations with respect to such governmental licenses, permits, consents, orders, approvals or other authorizations, whether foreign or domestic, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Registration Statement.
     (xiv) The shares of Beneficial Interest have been duly listed on the NYSE and prior to their issuance the Shares and the Rights will have been duly approved for listing, subject to official notice of issuance, on the NYSE.
     The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Beneficial Interest of the Fund and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the applicable anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of the exercise of Rights and the Over-Subscription Privilege pursuant to this Agreement); provided, that any action in connection with the Fund’s dividend reinvestment plan or the open market purchases of the Fund’s Shares by an affiliate of the Investment Adviser for investment purposes as reported on Forms 4 filed with the Commission will not be deemed to be within the terms of this Section 1(a)(xv).
     (xv) The Fund intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and has at all times since its inception qualified and intends to continue to qualify as a regulated Investment Company under Subchapter M of the Code.
     (xvi) There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Prospectus other than as described therein.
     (xvii) Neither the filing of the Registration Statement nor the Offer as contemplated by this Agreement and the Subscription Agency Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Beneficial Interest or other securities of the Fund.
     (xviii) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the Investment Company Act and the Rules and Regulations thereunder and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the Investment Company Act and the Rules and Regulations thereunder; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xix) The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497 under the Securities Act Rules and Regulations, has taken all required action under the Securities Act, the Investment Company Act and the Rules and Regulations to make the Offer and consummate the sale of the Shares as contemplated by this Agreement.
     (xx) The Fund has complied since inception, and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the asset coverage requirements of the Investment Company Act.

     (xxi) The Fund has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Trustees of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the Rules and Regulations under the Investment Company Act and is in compliance in all material respects with such Rule.
     (xxii) The Fund has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund’s independent registered public accounting firm and the Audit Committee of the Board of Trustees of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (xxiii) Other than the Offering Materials, the Fund has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Shares, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this Section (xxi).
     (xxiv) Any Offering Materials authorized in writing by or prepared by the Fund or the Investment Adviser used in connection with the issuance of the Rights do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Moreover, all Offering Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations and the rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
     (xxv) The Fund and its officers and trustees, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

     (b) The Investment Adviser represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:
     (i) The Investment Adviser has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, financial position or results of operation of the Investment Adviser and its subsidiaries taken as a whole (an “Adviser Material Adverse Effect”).
     (ii) The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is not prohibited by any provision of the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Fund as contemplated in the Prospectus and the Advisory Agreement.
     (iii) Each of this Agreement, the Advisory Agreement and any other Fund Agreement to which the Investment Adviser is a party has been duly authorized, executed and delivered by the Investment Adviser and complies with all applicable provisions of the Advisers Act, the Investment Company Act, and the rules and regulations under such Acts.
     (iv) Neither the execution, delivery or performance by the Investment Adviser of its obligations under this Agreement, the Advisory Agreement or any other Fund Agreement to which the Investment Adviser is a party nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound or to which any of the property or assets of the Investment Adviser is subject, nor will any such action result in any violation of the provisions of the organizational documents of the Investment Adviser or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties.
     (v) There is no pending or, to the knowledge of the Investment Adviser, threatened or contemplated action, suit or proceeding affecting the Investment Adviser or to which the Investment Adviser is a party before or by any court or domestic governmental agency, authority or body or any arbitrator, whether foreign or domestic, which is likely to have an Adviser Material Adverse Effect.
     (vi) No consent, approval, authorization, order, license, registration or qualification of, or any filing with, any court or governmental agency or body, whether foreign or domestic, is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement.

     (vii) The Investment Adviser owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations, whether foreign or domestic, to enable the Investment Adviser to perform its obligations under the Advisory Agreement.
     (viii) The Investment Adviser (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Beneficial Interest of the Fund and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules, including Regulation M, under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of the exercise of Rights and the Over- Subscription Privilege pursuant to this Agreement); provided that any action in connection with the Fund’s dividend reinvestment plan or the open market purchases of the Fund’s Shares by an affiliate of the Investment Adviser for investment purposes as reported on Forms 4 filed with the Commission will not be deemed to be within the terms of this Section 1(b)(viii).
     (ix) The information regarding the Investment Adviser in the Registration Statement and the Prospectus complies in all material respects with the requirements of Form N-2 and, as of the date of the Prospectus, such information regarding the Investment Adviser did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (x) The Investment Adviser intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to cause the Fund to comply with the requirements of Subchapter M of the Code.
     (c) Any certificate required by Section 6 of this Agreement that is signed by any officer of the Fund or the Investment Adviser and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Fund or the Investment Adviser, as the case may be, to the Dealer Manager, as to the matters covered thereby.
     2. Agreement to Act as Dealer Manager. (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:
     (i) The Fund appoints the Dealer Manager as the exclusive dealer manager in connection with the Offer and the Dealer Manager accepts such appointment. The Fund also authorizes the Dealer Manager to form and manage a group of securities dealers (each, a ”Soliciting Dealer” and, collectively, the “Soliciting Group”) to solicit the exercise of Rights pursuant to a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A. The Dealer Manager represents and warrants that it is a broker-dealer registered under the Exchange Act and is a FINRA member firm.
     (ii) The Dealer Manager agrees to (A) solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act and the rules and regulations thereunder and its customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement, Prospectus, and the other Offering Materials; and (B) form and manage the Soliciting Group to solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act and the Rules and Regulations thereunder and its customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement, Prospectus, and the other Offering Materials. No securities dealer shall be considered a Soliciting Dealer until it shall have entered into a Soliciting Dealer Agreement with the Dealer Manager in the form of Exhibit A hereto.
     (iii) The Fund agrees to offer to the Dealer Manager any unsubscribed-for Shares after the expiration of the Subscription Period at the Offering Price set forth in the Prospectus, less a 3.75% discount. The Dealer Manager may, but is under no obligation to, purchase the Shares of Beneficial Interest offered by the Fund under this subparagraph (iii) and may resell such Shares pursuant to the Prospectus to the public at the Offering Price or to members of a selling group (which may include Soliciting Dealers) at the Offering Price less a selling concession. Payment of the purchase price for, and delivery of, the Shares purchased by the Dealer Manager pursuant to this subparagraph (iii) shall be made at the offices of the Dealer Manager on the third business day after the date the Dealer Manager agrees to purchase the Shares or at such other time not later than ten business days after such date as the Fund and the Dealer Manager shall otherwise agree. Payment to the Fund by the Dealer Manager shall be in the form of a wire transfer of same day funds to an account or accounts identified by the Fund.
     (iv) The Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of shares of Beneficial Interest held by, Holders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer and not to furnish such information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.
     (b) The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the Over-Subscription Privilege and the Dealer Manager represents and warrants that it is acting on its own behalf in entering into this Agreement and performing its obligations hereunder.
     (c) The Dealer Manager agrees to perform those services with respect to the Offer as are customarily performed by the Dealer Manager in connection with offers of a like nature, including (but not limited to) using its reasonable best efforts to solicit the exercise of Rights pursuant to the Offer and in communicating with the Soliciting Dealers. In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund, the Investment Adviser, any of their affiliates or any other person, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except as otherwise set forth in Section 7 hereto and except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.
     3. Dealer Manager and Solicitation Fees. In full payment for services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay to the Dealer Manager a fee equal to 3.75% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights, including those exercised pursuant to the Over-Subscription Privilege (“the “Dealer Manager Fee”). The Dealer Manager will reallow a portion of the Dealer Manager Fee to Soliciting Dealers in full payment for their soliciting efforts. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Fund issues Shares. Payment to a Soliciting Dealer will be made by the Dealer Manager directly to such Soliciting Dealer by check to an address identified by such Soliciting Dealer. Such payments shall be made in next day funds on or before [___] 2009; provided, however, that if the Expiration Date as set forth in the Prospectus is extended by any number of days, then such payment date shall be extended by the same number of days.
     4. Other Agreements. (a) The Fund covenants with the Dealer Manager, and the Investment Adviser covenants with the Dealer Manager with respect to paragraphs (b) and (c), as follows:
     (i) The Fund will use its best efforts to cause the Registration Statement to become effective and maintain its effectiveness under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.
     (ii) The Fund will notify the Dealer Manager immediately, and confirm the notice in writing, (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (E) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction, or (F) of the occurrence of any event that necessitates the making of any change in the Registration Statement or the Prospectus in order to make any statement therein or omission therefrom not misleading. The Fund will make every reasonable effort to prevent the issuance of any stop order described in clause (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (iii) The Fund will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c), Rule 497(e) or Rule 497(h) of the Rules and Regulations, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) of the Rules and Regulations and will advise the Dealer Manager of the time and manner of such filing.
     (iv) The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c), Rule 497(e) or Rule 497(h) of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.
     (v) The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.
     (vi) The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations thereunder. The Fund consents to the use of the Prospectus in accordance with the provisions of the Securities Act and with the state securities or blue sky laws of the jurisdictions in which the Shares are offered by the Dealer Manager and by all Soliciting Dealers in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection therewith.
     (vii) If any event shall occur as a result of which it is necessary, in the judgment of the Fund or the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus (or such other Offering Materials) in order to make the Prospectus (or such other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Holder, the Fund will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager), at the Fund’s expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus (or such other Offering Materials) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Offering Materials) is delivered to a Holder, not misleading; provided, however, that if the Fund does not promptly amend or supplement the Registration Statement or the Prospectus in form and substance reasonably satisfactory to counsel for the Dealer Manager, then the Dealer Manager may terminate this Agreement pursuant to Section 9(a)(vi) and the Fund shall, at the Fund’s expense, amend or supplement the Registration Statement or the Prospectus to state that the Dealer Manager has terminated this Agreement with respect to the Offer; and provided, further, that any supplement or amendment of the Registration Statement or Prospectus required in order that the Registration Statement or Prospectus will not contain an untrue statement of a material fact with respect to the Dealer Manager or omit to state a material fact with respect to the Dealer Manager shall be made at the Dealer Manager’s expense.
     (viii) The Fund will endeavor, in cooperation with the Dealer Manager and its counsel, to confirm that the Rights and the Shares are not required to be qualified for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate.
     (ix) The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the end of the Fund’s fiscal semi-annual or fiscal year end period covered thereby, an earnings statement (which need not be audited) (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund’s fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.
     (x) For a period of 180 days from the date of this Agreement, the Fund will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity-related securities of the Fund or securities convertible into such securities, other than the Rights and the Shares of Beneficial Interest issued pursuant to the Fund’s dividend reinvestment plan or to any distribution of dividends or capital gains payable in Beneficial Interest declared by the Fund or pursuant to a Beneficial Interest split declared by the Fund.
     (xi) The Fund will apply the net proceeds from the Offer as set forth under “Use of Proceeds” in the Prospectus.
     (xii) The Fund will use its best efforts to cause the Rights and the Shares to be duly authorized for listing by the NYSE prior to the time the Rights and the Shares are issued.
     (xiii) The Fund will use its best efforts to maintain its qualification as a regulated Investment Company under Subchapter M of the Code.
     (xiv) The Fund will use its best efforts to perform all of the agreements required of it and discharge all conditions to closing as set forth in this Agreement.
     (xv) The Fund will advise or cause the Subscription Agent to advise the Dealer Manager and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised, and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise, and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto on subscription certificates indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker- dealer with respect thereto, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Soliciting Dealer, not later than 5:00 P.M., Eastern time, on the first business day following the expiration date of the Offer set forth in the Prospectus (the “Expiration Date”), of the total number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise, and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto on subscription certificates indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect thereto, and as to such other information as the Dealer Manager may reasonably request.
     (xvi) The Fund will comply with the undertakings contained in Item 33 in Part C of the Registration Statement.
     (xvii) In the event that at any time on or prior to the final issuance and sale of Shares pursuant to the Offer any of the representations, warranties or agreements of the Fund would not be true and correct in all material respects as if given or made at such time, the Fund shall promptly notify the Dealer Manager thereof. The Fund shall also promptly notify the Dealer Manager of its failure to perform any obligation on its part required to be performed or to satisfy any condition on its part required to be satisfied on or before any of the date hereof, the Expiration Date and any date of the issuance and sale of Shares pursuant to the Offer.
     (xviii) The Fund will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus and the Investment Company Act.
     (b) The Fund and the Investment Adviser will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Shares.
     (c) In the event that at any time on or prior to the final issuance and sale of Shares pursuant to the Offer any of the representations, warranties or agreements of the Investment Adviser would not be true and correct in all material respects as if given or made at such time, the Investment Adviser shall promptly notify the Dealer Manager thereof. The Investment Adviser shall also promptly notify the Dealer Manager of its failure to perform any obligation on its part required to be performed or to satisfy any condition on its part required to be satisfied on or before any of the date hereof, the Expiration Date and any date of issuance and sale of the Shares pursuant to the Offer.
     (d) Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared,

approved or authorized by the Fund or the Investment Adviser in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Fund and the Investment Adviser agree to notify the Dealer Manager within a reasonable time prior to such use but the Fund and the Investment Adviser are nonetheless permitted to use such reference.
     5. Payment of Expenses.
     (a) The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees and the preparation of the Blue Sky Survey by counsel to the Dealer Manager, (v) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, except for any amendments or supplements described in the second proviso of Section 4(a)(vii), (vi) the printing and other production and delivery of copies of the Blue Sky Survey, (vii) the fees and expenses incurred with respect to filing with FINRA, including the fees and disbursements of the Dealer Manager’s counsel with respect thereto, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (ix) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, and (x) the fees and expenses incurred with respect to the Subscription Agent and Information Agent.
     (b) In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Fund agrees to reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding Blue Sky and FINRA fees and expenses which are paid directly by the Fund), in an amount up to $150,000.
     (c) If this Agreement is terminated by the Fund for any reason (other than a material breach by the Dealer Manager of its duties hereunder) or by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Fund agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated, the Fund agrees to pay all of the costs and expenses set forth in paragraph (a) of this Section 5 which the Fund would have paid if such transactions had been consummated.
     6. Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the respective representations and warranties of the Fund and the Investment Adviser contained herein on the date hereof and as if made on each date up to and including the final issuance and sale of Shares pursuant to the Offer, to the performance by the Fund and the Investment Adviser of their respective obligations hereunder, and to the following further conditions:
     (a) The Registration Statement shall have become effective not later than 5:30 P.M., Eastern time, on the date hereof, or at such later time and date as may be approved in writing by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Investment Adviser or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).
     (b) On the Representation Date and on the Expiration Date, the Dealer Manager shall have received:
          (1) The favorable opinion, dated the Representation Date or the Expiration Date, as the case may be, of Pepper Hamilton LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:
     (i) The Fund has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, has full power and authority to conduct its business as described in the Registration Statement and Prospectus, except that counsel need express no opinion as to securities or “blue sky” laws of any state, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.
     (ii) The Fund is registered with the Commission under the Investment Company Act as a closed-end, diversified management Investment Company; to the knowledge of such counsel, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; all required action has been taken under the Securities Act and the Investment Company Act to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Fund upon exercise of the Rights, and the provisions of the Fund’s agreement and declaration of trust and by-laws comply as to form in all material respects with the requirements of the Investment Company Act.
     (iii) The Fund has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”; the outstanding shares of Beneficial Interest conform in all material respects to the description thereof in the Prospectus under the heading “Capitalization”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non- assessable; the Rights conform in all material respects to all statements relating thereto contained in the Prospectus under the heading “The Offering”; and, to the knowledge of such counsel, the issuance of each of the Rights and the Shares is not subject to any preemptive rights.
     (iv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed therein.
     (v) To the knowledge of such counsel, there are no contracts or other documents of the Fund required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.
     (vi) Each of this Agreement, the Subscription Agent Agreement, the Information Agent Agreement and the Advisory Agreement has been duly authorized, executed and delivered by the Fund; each of this Agreement, the Subscription Agent Agreement, the Information Agent Agreement and the Advisory Agreement complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts; and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement, the Subscription Agent Agreement, the Information Agent Agreement and the Advisory Agreement constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and subject to the qualification that the right to indemnity and/or contribution may be limited by federal or state laws or principles of public policy.
     (vii) Neither the issuance of the Rights, nor the issuance and sale of the Shares, nor the consummation by the Fund of any other of the transactions contemplated in this Agreement, the Subscription Agent Agreement or the Information Agent Agreement nor the consummation of the transactions contemplated in the Registration Statement will result in a breach or violation of, or constitute a default under, the agreement and declaration of trust or by-laws of the Fund, or, to the knowledge of such counsel, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the terms and provisions of any material agreement, indenture, mortgage, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor, to the knowledge of such counsel, will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body under the laws of Delaware or federal law.

     (viii) No consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body is required under the laws of Delaware or federal law for the consummation by the Fund or the Investment Adviser of the transactions contemplated by this Agreement or the Registration Statement, except (A) such as have been obtained or will be obtained in a timely manner and (B) such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated hereby.
     (ix) The Shares of Beneficial Interest have been duly listed on the NYSE and the Shares and the Rights have been duly approved for listing, subject to official notice of issuance, on the NYSE.
     (x) The Registration Statement has become effective under the Securities Act; to the knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the Rules and Regulations.
     (xi) The statements in the Prospectus under the heading “Taxation of the Fund”, insofar as such statements describe or summarize United States tax laws, treaties, doctrines or practices, fairly present the information disclosed therein in all material respects as of the date of Prospectus.
     Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Fund and its independent accountants, no facts have come to their attention which cause them to believe that the Registration Statement (except as to such financial statements or schedules or other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel expresses no belief), on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus (as it may have been supplemented), as of its date and on such Representation Date or Expiration Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, Pepper Hamilton LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.

          (2) The favorable opinion, dated the Representation Date or the Expiration Date, as the case may be, of Pepper Hamilton LLP, counsel to [MBIA Capital Management Corp.] in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:
     (i) The Investment Adviser has been incorporated and is validly existing and in good standing under the laws of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus;
     (ii) The Investment Adviser has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have an Adviser Material Adverse Effect;
     (iii) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Fund as contemplated in the Prospectus and the Advisory Agreement.
     (iv) Each of this Agreement and the Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser; each of this Agreement and the Advisory Agreement complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts; and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement and the Advisory Agreement constitutes a legal, valid, binding and enforceable obligation of the Investment Adviser, subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as enforcement of rights to indemnity and/or contribution may be limited by federal or state laws or principles of public policy.
     (v) Neither the performance by the Investment Adviser of its obligations under this Agreement nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof is, or with the giving of notice or lapse of time or both would be, in violation of or constitute a default under, the charter of the Investment Adviser or any agreement known to such counsel to which the Investment Adviser is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Investment Adviser and its subsidiaries taken as a whole; or, to the knowledge of such counsel, the terms and provisions of any agreement, to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, or any applicable order, law, rule or regulation of any court or governmental agency or body under the laws of Delaware or federal law.
     (vi) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding to which the Investment Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which reasonably might result in an Adviser Material Adverse Effect or might materially and adversely affect the ability of the Investment Adviser to perform its obligations under the Advisory Agreement. In rendering such opinion, Pepper Hamilton LLP may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Investment Adviser and public officials.
     (c) The Dealer Manager shall have received from Reed Smith LLP, counsel for the Dealer Manager, such opinion, dated the Representation Date or the Expiration Date, as the case may be, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Fund shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (d) The Fund shall have furnished to the Dealer Manager a certificate of the Fund, signed by the Chairman of the Board, the President or a Vice President of the Fund, dated the Representation Date and the Expiration Date, as the case may be, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of their knowledge:
     (i) The representations and warranties of the Fund in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied at or prior to such Representation Date or Expiration Date.
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Fund’s knowledge, threatened.
     (iii) Since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.
     (e) The Investment Adviser shall have furnished to the Dealer Manager a certificate, signed by a senior officer of MBIA Capital Management Corp., dated the Representation Date and the Expiration Date, as the case may be, to the effect that the signatory of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signatory, the representations and warranties of the Investment Adviser in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, and the Investment Adviser has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied at or prior to such Representation Date or Expiration Date.

     (f) [     ] shall have furnished to the Dealer Manager a Letter, dated the Representation Date and the Expiration Date, as the case may be, in form and substance satisfactory to the Dealer Manager, and stating in effect that:
     (i) They are independent accountants with respect to the Fund within the meaning of the Securities Act and the Investment Company Act and the applicable Rules and Regulations adopted under such acts and [     ] is an independent registered public accounting firm under the rules and regulations adopted by the Public Company Accounting Oversight Board.
     (ii) In its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2.
     (iii) It has performed procedures specified by the Public Company Accounting Oversight Board for a review of the interim financial information for the period ended [___], 2009, which shall be specified in such letter, and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at the date of the latest available financial information read by such accountants, or at a subsequent specified date not more than five business days prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the capital stock, increase in long-term debt or decrease in net assets of the Fund as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur or as disclosed in their letter.
     (iv) In addition to the procedures referred to in clause (iii) above, it has performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have compared such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.
     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, (ii) any change, or any development involving a prospective change, in or affecting the business, condition (financial or otherwise), properties, net assets or results of operations of the Fund, the effect of which, in any case referred to in clause (i) or (ii) above, makes it, in the reasonable judgment of the Dealer Manager, impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.
     (h) Prior to the Representation Date or the Expiration Date, as the case may be, the Fund shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

     (i) If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled on, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Fund in writing or by telephone or telegraph confirmed in writing.
     7. Indemnification and Contribution. (a) (i) The Fund will indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund), the Prospectus or the Offering Materials, and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements in it not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made); provided that the Fund will not be liable to the extent that such loss, claim, damage or liability arises from an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Fund by the Dealer Manager expressly for use in the document. The foregoing indemnity agreement is in addition to any liability which the Fund may otherwise have to the Dealer Manager or any controlling person of the Dealer Manager.
     (ii) The Investment Adviser will indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund), the Prospectus or the Offering Materials, and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements in it not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made); provided that the Investment Adviser will not be liable to the extent that such loss, claim, damage or liability arises from an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Fund by the Dealer Manager expressly for use in the document; and provided further, that the Investment Adviser will not be liable to any such indemnified party in any such case except to the extent that the Fund has failed to indemnify and hold harmless such indemnified party pursuant to paragraph (a)(i) in respect of such losses, claims, damages or liabilities after such indemnified party has made a claim of the Fund. The foregoing indemnity agreement is in addition to any liability which the Investment Adviser may otherwise have to the Dealer Manager or any controlling person of the Dealer Manager.
     (b) The Dealer Manager will indemnify and hold harmless the Fund, the Investment Adviser, each director and officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Fund or the Investment Adviser to the Dealer Manager, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Fund by the Dealer Manager expressly for use in preparation of the documents in which the statement or omission is made or alleged to be made. This indemnity agreement will be in addition to any liability that the Dealer Manager might otherwise have.
     (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to notify such indemnifying party will not, except to the extent set forth below, relieve it from liability that it may have to any indemnified party. No indemnification provided for in Sections 7(a) and (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission to notify such indemnifying party of such action shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise on account of the provisions in Sections 7(a) or (b). If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties except to the extent provided herein.
     (d) In no case shall the indemnification provided in this Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.
     (e) If the indemnification provided for in this section 7 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand (treated jointly for this purpose as one person) and the Dealer Manager on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand (treated jointly for this purpose as one person) and of the Dealer Manager on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Adviser on the one hand (treated jointly for this purpose as one person) and the Dealer Manager on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund as set forth in the table on the cover page of the Prospectus bear to the total payments received by the Dealer Manager with respect to the Shares as set forth in the table on the cover page of the Prospectus. The relative fault of the Fund and the Investment Adviser on the one hand (treated jointly for this purpose as one person) and of the Dealer Manager on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund and the Investment Adviser on the one hand (treated jointly for this purpose as one person) or by the Dealer Manager on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (f) The Fund, the Investment Adviser and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action, suit or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding.
     (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. A successor to the Dealer Manager or to the Fund, the Investment Adviser or their trustees, directors or officers or any person controlling any of them shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.
     (i) The Fund and the Investment Adviser agree to indemnify each Soliciting Dealer, the directors, officers, employees and agents of each Soliciting Dealer and controlling persons of each Soliciting Dealer to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (b), (c), (d), (e), (f), (g) and (h) of this Section 7.
     (j) The Fund and the Investment Adviser acknowledge that the statements contained in the first two paragraphs under the caption ”Distribution Arrangements” in the Prospectus constitute the only information furnished in writing to the Fund by the Dealer Manager expressly for use in such document; and the Dealer Manager confirms that such statements are correct.
     8. Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Fund or its officers, of the Investment Adviser and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager, the Fund or the Investment Adviser or any of the officers directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the

Offer. The provisions of Section 5 and 7 hereof shall survive the termination or cancellation of this Agreement.
     9. Termination of Agreement. (a) This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Fund prior to the expiration of the Offer, if prior to such time (i) there has been a material change in general economic, political, social or financial conditions in the United States or the effect of international conditions on the financial markets in the United States such that, in the Dealer Manager’s judgment, it is impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which, in the Dealer Manager’s judgment, renders it impracticable or inadvisable to proceed with the Offer, (iii) trading in the shares of Beneficial Interest shall have been suspended by the Commission or the NYSE, (iv) trading in securities generally on the NYSE shall have been suspended or limited, (v) a banking moratorium shall have been declared either by Federal or New York State authorities or (vi) the Fund shall fail to amend or supplement the Registration Statement or the Prospectus as provided in Section 4(a)(vi).
     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.
     10. No Fiduciary Relationship. The Fund and the Investment Adviser hereby acknowledge that the Dealer Manager is acting solely as dealer manager in connection with the Offer, including, without limitation, (i) solicitation of the exercise of Rights, (ii) the purchase of Rights, exercise of Rights and to sale to the public of Shares purchased as described herein and forming and managing the Soliciting Group. The Fund and the Investment Adviser further acknowledge that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manger act or be responsible as a fiduciary to the Fund or the Investment Adviser or their respective managements, stockholders or creditors or any other person in connection with any activity that the Dealer Manager may undertake or have undertaken in furtherance of the Offer, including any purchase and sale of the Shares, either before or after the date hereof. The Dealer Manager hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Investment Adviser, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Fund and the Investment Adviser each hereby confirms its understanding and agreement to that effect. The Fund, the Investment Adviser and the Dealer Manger agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Dealer Manager to the Fund or the Investment Adviser regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund or the Investment Adviser. The Fund and the Investment Adviser each hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund or the Investment Adviser may have against the Dealer Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Fund or the Investment Adviser in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to The Dealer Manager will be mailed, delivered or telegraphed and confirmed to Boenning & Scattergood Inc., Attn.: Charles K. Hull, 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, PA 19428-2979, or if sent to the Fund or the Investment Adviser, will be mailed, delivered or telegraphed and confirmed to Rivus Bond Fund, Attn: Mr. Leonard I. Chubinsky, Secretary, c/o MBIA Capital Management Corp., 113 King Street Armonk, NY 10504(Fund) and MBIA Capital Management Corp. Attn: Mr. Gautam Khanna, 113 King Street, Armonk, NY, 10504 (Adviser)].
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.
     14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Investment Adviser and the Dealer Manager.

Very truly yours,

RIVUS BOND FUND

By:

Name:

Title:

MBIA CAPITAL MANAGEMENT CORP.

By:

Name:

Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BOENNING & SCATTERGOOD, INC.

By:

Name:

Title:

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